EXHIBIT 31.3

CERTIFICATION

I, Peter P. Csapo, certify that:

1.              I have reviewed this Amendment No.1 to Annual Report on Form 10-K/A of Air Methods Corporation; and

2.              Based on my knowledge, this Amendment No.1 to Annual Report on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No.1 to Annual Report on Form 10-K/A.

Date: April 21, 2017

/s/ Peter P. Csapo
Name: Peter P. Csapo
Title: Chief Financial Officer